Exhibit 16.1

April 14, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Vista International Technologies, Inc.
File No. 000-27783

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Vista International Technologies, Inc. dated April 14, 2009, for the event that occurred on June 27, 2008, and agree with the statements concerning our firm contained therein.

Very truly yours,
Comiskey & Company
Professional Corporation
Denver, Colorado

Certified Public Accountants & Consultants
789 Sherman Street ● Suite 385 ● Denver, CO 80203
(303) 830-2255 ● Fax (303) 830-0876 ● info@comiskey.com ● www.comiskey.com